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                                                                   EXHIBIT 99.3

                                    CONSENT

  The undersigned, William Guth, hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 (the "Registration Statement") of MoneyGram Payment Systems, Inc. (the "Registrant") as a person anticipated to become a director of the Registrant prior to the offering registered thereby, and to the filing of this Consent as an exhibit to the Registration Statement.

                                                    /s/ William Guth
                                          -------------------------------------

October 4, 1996